                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  have  issued  our  report  dated   February   13,   2004,   except  for  the
reclassification of certain  discontinued  operations  described in Note 2 as to which  the date is March  27,  2006,  accompanying  the  consolidated  financial statements  and schedule  included in the Annual Report of United  Capital Corp.
and  Subsidiaries  on Form 10-K for the year ended  December 31, 2005. We hereby consent to the  incorporation  by reference  of said report in the  Registration
Statements of United  Capital Corp. on Forms S-8  (Registration  Nos.  33-28045,
33-65140, 333-28395, 333-57873 and 333-98645).

/S/ GRANT THORNTON LLP

Melville, New York
March 27, 2006